Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	April 29, 2022		716-687-4225

MOOG INC. REPORTS SECOND QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended April 2, 2022.

Second Quarter Highlights

•Sales of $771 million were up 5% from a year ago;
•GAAP diluted earnings per share of $0.91 included $0.59 per share in restructuring and impairment charges;
•Non-GAAP diluted adjusted earnings per share of $1.49, up 12% from adjusted earnings per share a year ago;
•GAAP operating margins of 7.4% with adjusted operating margins of 10.6%;
•$23 million GAAP cash flow from operating activities and $13 million adjusted cash flow from operating activities;
•GAAP effective tax rate of 24.9% and adjusted effective tax rate of 24.4%.

Segment Results

Aircraft Controls segment revenues in the quarter were $311 million, 2% higher year over year. Commercial aircraft revenues were $119 million, a 16% increase. Sales to commercial OEM customers were unchanged with an increase in A350, 737, and business jet sales compensating for slower sales of 787 and other OEM products. Commercial aftermarket sales increased 61% on very strong repair and overhaul activity, particularly on the 787 aircraft, and one-time sales of test equipment that were booked in the quarter.

Military aircraft sales were $192 million, down 5% year over year. Military OEM sales were down 11%, to $137 million. Lower F-35 Joint Strike Fighter sales and foreign military sales were partially offset by increased V-22 sales. Military aftermarket sales were 14% higher on increases across multiple programs.

Space and Defense segment revenues were $223 million, an increase of 8% year over year. Defense sales of $136 million increased 15%. Strong sales of the RIwP® turret and various components continued and offset lower sales for tactical missile applications. Space sales were mostly unchanged, at $87 million, the result of reduced hypersonic development activity and lower sales of heritage space components, offset by growth in sales of new space vehicles.

Industrial Systems segment sales in the quarter were $236 million, up 10% from a year ago, excluding the impact of foreign exchange movements and portfolio shaping activities. Sales of simulation and test products were 50% higher, as flight simulation activity for pilot training increased. Energy sales were up 14%, tied to the strength in oil prices and associated onshore and offshore exploration activity. Sales of products for industrial automation applications were down marginally, as the company completed minor portfolio shaping activities. Medical product sales were down 4%, the result of slower sales of components used in ventilators.

In the second quarter, the Company incurred $25 million of restructuring and impairment charges. Delayed recovery in the commercial aircraft OEM business resulted in $19 million of charges within the Aircraft Controls segment. The Company also recorded $4 million related to further portfolio refinements in the Space and Defense Controls and Industrial Systems segments and $2 million of asset write-downs related to exiting activities in Russia as a result of the invasion of Ukraine.

Consolidated 12-month backlog was $2.3 billion, up 17% from a year ago.

Exhibit 99.1
“We’re pleased with our results this quarter which came in ahead of forecast,” said John Scannell, Chairman and CEO. “Our backlog continues to grow, and our longer-term outlook remains positive. We’re managing through the on-going challenges associated with COVID and supply chain disruptions and are confident in meeting our forecast for the remainder of the year.”

Fiscal 2022 Outlook

The Company updated its fiscal 2022 projections and adjusted figures provided 90 days ago.

•Forecasted sales of $3.0 billion;
•Forecasted GAAP diluted earnings per share of $5.24, and adjusted diluted earnings per share of $5.50, both plus or minus $0.20;
•Forecasted GAAP operating margins of 10.0% and adjusted operating margins of 10.3%;
•Forecasted cash flow from operating activities of $328 million and adjusted cash flow from operating activities of $228 million; and
•Forecasted GAAP effective tax rate of 25.0% and adjusted effective tax rate of 25.4%.

In conjunction with today’s release, Moog will host a conference call today beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

About Moog
Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com

Cautionary Statement
Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

COVID-19 PANDEMIC RISKS
•We face various risks related to health pandemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

STRATEGIC RISKS
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;
•Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Exhibit 99.1
MARKET CONDITION RISKS
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

OPERATIONAL RISKS
•Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

FINANCIAL RISKS
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
•The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

LEGAL AND COMPLIANCE RISKS
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and
•Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

GENERAL RISKS
•Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net sales	$770,787	$736,402	$1,494,873	$1,420,356
Cost of sales	556,070	536,493	1,085,776	1,030,804
Inventory write-down	1,705	—	3,205	—
Gross profit	213,012	199,909	405,892	389,552
Research and development	30,720	30,453	58,428	58,461
Selling, general and administrative	111,019	105,131	222,816	204,734
Interest	8,263	8,629	16,245	17,049
Gain on sale of business	—	—	(16,146)	—
Asset impairment	15,236	—	15,236	—
Restructuring	7,793	—	7,793	—
Other	1,268	(6,432)	1,384	(3,191)
Earnings before income taxes	38,713	62,128	100,136	112,499
Income taxes	9,626	13,440	24,784	25,969
Net earnings	$29,087	$48,688	$75,352	$86,530

Net earnings per share
Basic	$0.91	$1.51	$2.35	$2.69
Diluted	$0.91	$1.51	$2.34	$2.68

Average common shares outstanding
Basic	31,984,674	32,146,247	32,021,036	32,110,365
Diluted	32,120,726	32,325,494	32,154,442	32,281,158

Exhibit 99.1
Results shown in the previous table include impacts associated with the gain on the sale of our Navigation Aids business, as well as inventory write-down charges, asset impairment and restructuring related to the impact of continued portfolio shaping activities and the Ukraine crisis. The table below adjusts the income taxes, net earnings and diluted net earnings per share to exclude these impacts. While management believes that these non-GAAP financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share are as follows:

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
As Reported:
Earnings before income taxes	$38,713	$62,128	$100,136	$112,499
Income taxes	9,626	13,440	24,784	25,969
Effective income tax rate	24.9%	21.6%	24.8%	23.1%
Net earnings	29,087	48,688	75,352	86,530
Diluted net earnings per share	$0.91	$1.51	$2.34	$2.68

Gain on Sale of Business:
Earnings before income taxes	$—	$—	$(16,146)	$—
Income taxes	—	—	(4,273)	—
Net earnings	—	—	(11,873)	—
Diluted net earnings per share	$—	$—	$(0.37)	$—

Other Charges:
Earnings before income taxes	$24,734	$—	$26,234	$—
Income taxes	5,883	—	6,237	—
Net earnings	18,851	—	19,997	—
Diluted net earnings per share	$0.59	$—	$0.62	$—

Pension Curtailment Gain:
Earnings before income taxes	$—	$(5,830)	$—	$(5,830)
Income taxes	—	—	—	—
Net earnings	—	(5,830)	—	(5,830)
Diluted net earnings per share	$—	$(0.18)	$—	$(0.18)

As Adjusted:
Earnings before income taxes	$63,447	$56,298	$110,224	$106,669
Income taxes	15,509	13,440	26,748	25,969
Effective income tax rate	24.4%	23.9%	24.3%	24.3%
Net earnings	47,938	42,858	83,476	80,700
Diluted net earnings per share	$1.49	$1.33	$2.60	$2.50
The diluted net earnings per share associated with the adjustments have been calculated individually and in total using the quarterly average outstanding shares in the period in which the adjustments occurred. Accordingly, adjusted diluted net earnings per share may not reconcile when totaled due to rounding.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Net sales:
Aircraft Controls	$311,268	$304,361	$614,585	$591,135
Space and Defense Controls	223,349	206,168	431,205	394,330
Industrial Systems	236,170	225,873	449,083	434,891
Net sales	$770,787	$736,402	$1,494,873	$1,420,356
Operating profit:
Aircraft Controls	$12,441	$22,018	$54,356	$49,940
	4.0%	7.2%	8.8%	8.4%
Space and Defense Controls	24,075	26,652	45,374	49,698
	10.8%	12.9%	10.5%	12.6%
Industrial Systems	20,723	23,813	37,914	43,711
	8.8%	10.5%	8.4%	10.1%
Total operating profit	57,239	72,483	137,644	143,349
	7.4%	9.8%	9.2%	10.1%
Deductions from operating profit:
Interest expense	8,263	8,629	16,245	17,049
Equity-based compensation expense	1,920	2,127	4,578	4,629
Non-service pension expense (income)	1,472	(4,901)	2,957	(3,981)
Corporate and other expenses, net	6,871	4,500	13,728	13,153
Earnings before income taxes	$38,713	$62,128	$100,136	$112,499

Exhibit 99.1
Operating Profit and Margins - as adjusted are as follows:

	Three Months Ended		Six Months Ended
	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Aircraft Controls operating profit - as reported	$12,441	$22,018	$54,356	$49,940
Gain on sale of business	—	—	(16,146)	—
Restructuring	4,232	—	4,232	—
Asset impairment	14,594	—	14,594	—
Aircraft Controls operating profit - as adjusted	$31,267	$22,018	$57,036	$49,940
	10.0%	7.2%	9.3%	8.4%

Space and Defense Controls operating profit - as reported	$24,075	$26,652	$45,374	$49,698
Inventory write-down	—	—	1,500	—
Restructuring	1,837	—	1,837	—
Space and Defense Controls operating profit - as adjusted	$25,912	$26,652	$48,711	$49,698
	11.6%	12.9%	11.3%	12.6%

Industrial Systems operating profit - as reported	$20,723	$23,813	$37,914	$43,711
Inventory write-down	1,705	—	1,705	—
Restructuring	1,724	—	1,724	—
Asset impairment	642	—	642	—
Industrial Systems operating profit - as adjusted	$24,794	$23,813	$41,985	$43,711
	10.5%	10.5%	9.3%	10.1%

Total operating profit - as adjusted	$81,973	$72,483	$147,732	$143,349
	10.6%	9.8%	9.9%	10.1%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	April 2, 2022	October 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$120,395	$99,599
Restricted cash	1,736	1,315
Receivables, net	931,297	945,929
Inventories, net	591,601	613,095
Prepaid expenses and other current assets	67,802	58,842
Total current assets	1,712,831	1,718,780
Property, plant and equipment, net	668,602	645,778
Operating lease right-of-use assets	61,659	60,355
Goodwill	842,203	851,605
Intangible assets, net	104,608	106,095
Deferred income taxes	16,022	17,769
Other assets	35,568	32,787
Total assets	$3,441,493	$3,433,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$372	$80,365
Accounts payable	222,986	200,602
Accrued compensation	79,709	112,703
Contract advances	321,594	263,686
Accrued liabilities and other	217,780	212,005
Total current liabilities	842,441	869,361
Long-term debt, excluding current installments	832,391	823,355
Long-term pension and retirement obligations	157,962	162,728
Deferred income taxes	70,636	64,642
Other long-term liabilities	107,415	112,939
Total liabilities	2,010,845	2,033,025
Shareholders’ equity
Common stock - Class A	43,804	43,803
Common stock - Class B	7,476	7,477
Additional paid-in capital	543,292	509,622
Retained earnings	2,296,849	2,237,848
Treasury shares	(1,028,414)	(1,007,506)
Stock Employee Compensation Trust	(94,548)	(79,776)
Supplemental Retirement Plan Trust	(73,876)	(63,764)
Accumulated other comprehensive loss	(263,935)	(247,560)
Total shareholders’ equity	1,430,648	1,400,144
Total liabilities and shareholders’ equity	$3,441,493	$3,433,169

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Six Months Ended
	April 2, 2022	April 3, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$75,352	$86,530
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	38,316	37,622
Amortization	6,735	6,436
Deferred income taxes	4,834	(1,187)
Equity-based compensation expense	4,578	4,629
Gain on sale of business	(16,146)	—
Asset impairment and Inventory write-down	18,441	—
Other	2,692	(3,115)
Changes in assets and liabilities providing (using) cash:
Receivables	(4,223)	(47,697)
Inventories	6,951	9,301
Accounts payable	24,388	(5,088)
Contract advances	60,392	51,349
Accrued expenses	(28,324)	(1,799)
Accrued income taxes	8,217	12,691
Net pension and post retirement liabilities	8,927	3,846
Other assets and liabilities	(30,933)	(16,151)
Net cash provided by operating activities	180,197	137,367
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(11,837)	(77,600)
Purchase of property, plant and equipment	(74,087)	(58,019)
Other investing transactions	37,776	1,895
Net cash used by investing activities	(48,148)	(133,724)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	463,950	503,200
Payments on revolving lines of credit	(455,476)	(467,700)
Proceeds from long-term debt	—	39,800
Payments on long-term debt	(80,181)	(39,903)
Payments on finance lease obligations	(1,085)	(1,042)
Payment of dividends	(16,351)	(16,046)
Proceeds from sale of treasury stock	8,701	4,230
Purchase of outstanding shares for treasury	(26,481)	(18,844)
Proceeds from sale of stock held by SECT	7,574	274
Purchase of stock held by SECT	(10,396)	(2,559)
Net cash (used) provided by financing activities	(109,745)	1,410
Effect of exchange rate changes on cash	(1,087)	887
Increase in cash, cash equivalents and restricted cash	21,217	5,940
Cash, cash equivalents and restricted cash at beginning of period	100,914	85,072
Cash, cash equivalents and restricted cash at end of period	$122,131	$91,012